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                                                                   EXHIBIT 10.10

                                  WEST GEORGIA
                                  NATIONAL BANK

                  AMENDMENT TO BONUS AND STOCK OPTION AGREEMENT

         For and in exchange for good and valuable consideration, the receipt and sufficiency of which is acknowledged, W. Galen Hobbs, Jr. ("Individual") and WGNB Corporation ("Corporation") hereby amend the Bonus and Stock Option Agreement between them dated as of September 23, 1998.

         Section 2.1 shall be changed to read as follows:

         2.1 Corporation grants to Individual the option to acquire shares of the common stock of Corporation on an annual basis ("Option Shares"), pursuant to the WGNB Corp. Incentive Stock Option Plan ("ISO Plan") in an amount equal to 2 times the quotient (rounded to the nearest whole share) which shall be determined by dividing (a) the Cash Bonus due to Individual pursuant to
                  Section 1 for the applicable year, by (b) the Market Value Per Share of the common stock of Corporation as the volume weighted average closing price for the ninety calendar day period ending with the date of the grant, except that the grant date price shall be taken as of within an hour before the time of the grant.

         All other terms and conditions of the Bonus and Stock Option Agreement shall remain in full force and effect and are not changed in any manner by the execution of this Amendment.

                                   Executed this 30 day of May, 2002.

                                   WGNB Corp.

                                   /s/ Richard A. Duncan
                                   -----------------------------------
                                   By:      RICHARD A. DUNCAN
                                   Its:     EXECUTIVE VICE PRESIDENT

                                   Executed this 30 day of May, 2002.

                                   /s/ W. Galen Hobbs, Jr.
                                   -----------------------------------
                                   W. Galen Hobbs, Jr.